Exhibit 23.4

Our ref        MUL/747284-000001/62018367v3

Act II Global Acquisition Corp.

Principal Officer Address: 745 5th Avenue, New York, New York, 10151, United States of America

Registered Office Address: PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

9 April 2020

Act II Global Acquisition Corp.

1	Document Reviewed

We have reviewed a copy of the Registration Statement on Form S-4, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Act") (including its exhibits, the "Registration Statement").

2	Consent

We hereby consent to the reference to our firm, and the quotation and summarisation, under the risk factor "Because Act II is incorporated under the laws of the Cayman Islands, in the event the Business Combination is not completed, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited" on page 50 of the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Maples and Calder